Exhibit 99.1

Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@dasanzhone.com

DASAN Zhone Solutions Reports Fourth Quarter and Full Year 2017 Financial Results

Oakland, CA - February 28, 2018 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI or the "Company"), a global leader in fiber access transformation for enterprise and service provider networks, today reported its financial results for the quarter and year ended December 31, 2017.

Revenue for the fourth quarter of 2017 was $68.6 million compared to $66.4 million for the third quarter of 2017 and $59.5 million for the fourth quarter of 2016. Revenue for the fiscal year 2017 was a record $247.1 million compared to the $150.3 million for fiscal year 2016.

"As I reflect on 2017, I am proud that it has been such a watershed moment for us from a focus and execution perspective, and also as importantly, from a financial perspective. We generated record high quarter and annual revenue and are seeing tremendous platform benefits from the combination of Dasan Network Solutions and Zhone Technologies,” said Yung Kim, CEO of DASAN Zhone Solutions, Inc. “The thesis behind the merger of building a world-class, global communications equipment leader with greater scale, faster speed to innovation, and enhanced product portfolio is playing out very well.”

Net income attributable to DASAN Zhone Solutions, Inc. for the fourth quarter of 2017, calculated in accordance with generally accepted accounting principles (“GAAP”), was $4.2 million or $0.26 per share compared with net income of $1.4 million or $0.09 per share for the third quarter of 2017 and net loss of $6.3 million or a loss of $0.38 per share for the fourth quarter of 2016. Adjusted earnings before stock-based compensation, interest income (expense), net income tax provision (benefit), and depreciation and amortization, and merger related costs (“adjusted EBITDA”) was $2.6 million for the fourth quarter of 2017, compared to $2.7 million for the third quarter of 2017 and a loss of $3.6 million for the fourth quarter of 2016.

"2017 has been a turning point for the Company from a profitability perspective. We turned profitable in 2017 from an operating income, adjusted EBITDA, and net income perspective as we benefited from the platform benefits as a combined company,” said Michael Golomb, CFO of DASAN Zhone Solutions, Inc. “I am highly encouraged that we achieved a record level of profitability on an adjusted EBITDA basis in the fourth quarter as we continue to be extremely focused on growing revenue on a profitable scale.”

Cash and cash equivalents at December 31, 2017 were $17.5 million compared to $17.9 million at December 31, 2016.

DASAN Zhone Solutions, Inc. will conduct a conference call and audio webcast to discuss further details of its fourth quarter 2017 results at approximately 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, February 28, 2018. This call is open to the public by dialing +1 (888) 306-9369 for U.S. callers, and +1 (503) 406-4059 for international callers, and then providing passcode 5797437. The audio webcast will be simultaneously available on the Investor Relations section of DASAN Zhone Solution's website at http://www.dasanzhone.com/about/investor-relations/investor-events/.

A replay of the conference call will be available after the original call by dialing +1 (855) 859-2056 for U.S. callers, and +1 (404) 537-3406 for international callers and then entering passcode 5797437. An audio webcast replay will also be available online at http://www.dasanzhone.com/about/investor-relations/investor-events/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement DASAN Zhone's consolidated financial statements presented in accordance with GAAP, DASAN Zhone uses adjusted EBITDA, a non-GAAP measure DASAN Zhone believes is appropriate to enhance an overall understanding of DASAN Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income (loss) and adjusted EBITDA is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below.

About DASAN Zhone Solutions
DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in network access solutions for service provider and enterprise networks. The company provides a wide array of reliable, cost-effective networking technologies-including broadband access, Ethernet switching, Passive Optical LAN, and software-defined networks-to a diverse customer base that includes more than 1,000 of the world’s most innovative network operators. DASAN Zhone Solutions is headquartered in Oakland, California, with operations in more than 20 countries worldwide.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and al DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the merger of Dasan Networks, Inc. and legacy Zhone Technologies, Inc. and any integration risks relating to the merger, the ability to generate sufficient revenue to achieve or sustain profitability, the ability to raise additional capital to fund existing and future operations or to refinance or repay the Company’s existing indebtedness, defects or other performance problems in the Company’s products, any economic slowdown in the telecommunications industry that restricts the ability of the Company’s customers to purchase its products, commercial acceptance of the Company’s products, intense competition in the communications equipment market, higher than anticipated expenses that the Company may incur, any failure to comply with the periodic filing and other requirements of The Nasdaq Stock Market for continued listing, material weaknesses or other deficiencies in the Company internal control over financial reporting, and the initiation of any civil litigation, regulatory proceedings, government enforcement actions or other adverse effects relating to the Audit Committee investigation or errors in the consolidated financial statements of legacy Zhone Technologies, Inc. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's filings on Forms 10-K, 10-Q and 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net revenue:
Net revenue	$64,898	$60,513	$53,246	$215,732	$121,670
Net revenue - related parties	3,725	5,925	6,226	31,382	28,634
Total net revenue	68,623	66,438	59,472	247,114	150,304
Cost of revenue:
Products and services	42,512	38,643	35,665	138,639	84,415
Products and services - related parties	3,490	5,569	5,620	26,341	24,738
Amortization of intangible assets	153	153	153	612	204
Total cost of revenue	46,155	44,365	41,438	165,592	109,357
Gross profit	22,468	22,073	18,034	81,522	40,947
Operating expenses:
Research and product development (1)	8,409	8,804	9,813	35,437	25,396
Selling, general and administrative (1)	11,382	11,454	10,657	43,888	27,348
Amortization of intangible assets	284	154	1,297	1,475	1,556
Gain from sale of assets	—	—	(304)	—	(304)
Total operating expenses	20,075	20,412	21,463	80,800	53,996
Operating income (loss)	2,393	1,661	(3,429)	722	(13,049)
Interest income	47	36	46	129	183
Interest expense	(226)	(263)	(230)	(1,019)	(830)
Other income (expense), net	(774)	60	(104)	(731)	(145)
Income (loss) before income taxes	1,440	1,494	(3,717)	(899)	(13,841)
Income tax provision (benefit)	(2,718)	107	2,528	(2,072)	1,487
Net income (loss)	4,158	1,387	(6,245)	1,173	(15,328)
Net income (loss) attributable to non-controlling interest	(70)	(12)	15	102	(2)
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$4,228	$1,399	$(6,260)	$1,071	$(15,326)

Earnings (losses) per share attributable to DASAN Zhone Solutions, Inc.:
Basic	$0.26	$0.09	$(0.38)	$0.07	$(1.32)
Diluted	$0.26	$0.09	$(0.38)	$0.07	$(1.32)
Weighted average shares outstanding:
Basic	16,391	16,382	16,375	16,383	11,637
Diluted	16,445	16,382	16,375	16,396	11,637
___________________________________________________
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$17	$12	$13	$59	$16
Selling, general and administrative	215	183	195	843	320
	$232	$195	$208	$902	$336
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$4,158	$1,387	$(6,245)	$1,173	$(15,328)
Stock-based compensation	232	195	208	902	336
Interest income (expense), net	179	227	184	890	647
Income tax provision (benefit)	(2,718)	107	2,528	(2,072)	1,487
Depreciation and amortization	712	752	2,008	3,817	3,173
Merger transaction costs	—	—	(2,263)	—	1,273
Adjusted EBITDA	$2,563	$2,668	$(3,580)	$4,710	$(8,412)

Reconciliation of operating expense to Adjusted operating expense:
Total operating expense	$20,075	$20,412	$21,463	$80,800	$53,996
Depreciation and amortization	(712)	(752)	(2,008)	(3,817)	(3,173)
Stock-based compensation	(232)	(195)	(208)	(902)	(336)
Adjusted operating expense	$19,131	$19,465	$19,247	$76,081	$50,487

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$17,475	$17,893
Restricted cash	13,219	6,650
Short-term investments	—	993
Accounts receivable, net:
Trade receivables	48,257	38,324
Related parties	13,498	13,311
Other receivables:
Others	15,722	12,068
Related parties	71	171
Inventories	25,344	31,032
Prepaid expenses and other current assets	3,652	4,131
Total current assets	137,238	124,573
Property and equipment, net	5,753	6,288
Goodwill	3,977	3,977
Intangible assets, net	6,905	8,767
Non-current deferred tax assets	2,954	—
Non-current restricted cash	718	—
Other assets	1,582	1,842
Total assets	$159,127	$145,447
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable:
Others	$31,441	$29,428
Related parties	1,351	1,683
Short-term debt	22,777	17,599
Other payables:
Others	2,919	2,040
Related parties	1,070	7,107
Deferred revenue	3,279	1,901
Accrued and other liabilities	11,174	7,996
Total current liabilities	74,011	67,754
Long-term debt - related parties	6,800	6,800
Deferred revenue	1,883	1,674
Other long-term liabilities	2,666	2,351
Total liabilities	85,360	78,579
Stockholders’ equity and non-controlling interest:
Common stock	16	16
Additional paid-in capital	90,198	89,174
Other comprehensive income (loss)	1,871	(2,815)
Accumulated deficit	(18,852)	(19,923)
Total stockholders’ equity	73,233	66,452
Non-controlling interest	534	416
Total stockholders’ equity and non-controlling interest	73,767	66,868
Total liabilities, stockholders’ equity and non-controlling interest	$159,127	$145,447

Note: Certain prior period balances have been reclassified to conform to current period presentation.

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